Registration No. 333-
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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933



                           THE SPORTSMAN'S GUIDE, INC.
              (Exact name of registrant as specified in its charter)


           Minnesota                                  41-1293081
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)


         411 Farwell Avenue
      South St. Paul, Minnesota                        55075
(Address of principal executive offices)            (Zip Code)


                           THE SPORTSMAN'S GUIDE, INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)




                                    Gary Olen
                      President and Chief Executive Officer
                           The Sportsman's Guide, Inc.
                                411 Farwell Avenue
                         South St. Paul, Minnesota 55075
                     (Name and address of agent for service)


                                  (612) 451-3030
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                                       Proposed             Proposed
Title of Securities Amount to be   Maximum Offering    Maximum Aggregate
 to be Registered    Registered    Price per Share      Offering Price
Common Stock,
$.01 par value..... 200,000 shares      $7.00(1)         $1,400,000(1)

   Amount of
Registration Fee
$424.24(1)

(1)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 and calculated upon the basis of the average of the bid and asked price of the Common Stock on November 4, 1997.
================================================================================

                         EXPLANATORY NOTE


     This registration statement relates to the amendment of The Sportsman's Guide, Inc. 1996 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock authorized to be issued under the Plan from 400,000 to 600,000. An earlier registration statement filed on Form S-8 (Registration No. 333-26311) covering 400,000 shares of Common Stock issuable under the Plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement are incorporated herein by reference. The items below contain information that was not in the earlier registration statement.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents filed by The Sportsman's Guide, Inc.
(the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1996.

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal periods ended March 28, 1997, June 27, 1997 and September 26, 1997.

     3. The description of the shares of Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.
Item 5.   Interests of Named Experts and Counsel.

     The legality of the shares of Common Stock offered pursuant to the Company's 1996 Stock Option Plan is being passed upon for the Company by Chernesky, Heyman & Kress P.L.L., Dayton, Ohio. Ralph
E. Heyman, a partner of Chernesky, Heyman & Kress P.L.L., owns 2,000 shares of Common Stock for his own account and holds an aggregate of 397,836 shares of Common Stock and warrants to purchase 97,652 shares of Common Stock as trustee of various trusts for the benefit of Vincent W. Shiel and Helen M. Shiel and their children and grandchildren.

Item 8.   Exhibits.

     See Exhibit Index at page 5.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of South St. Paul, State of Minnesota, on November 7, 1997.


                                   THE SPORTSMAN'S GUIDE, INC.


                                   By: GARY OLEN
                                       Gary Olen
                                       President and Chief
                                       Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                Capacity                      Date

VINCENT W. SHIEL*          Chairman of the Board
Vincent W. Shiel

GARY OLEN                  President, Chief Executive
Gary Olen                  Officer and Director (principal
                           executive officer)

CHARLES B. LINGEN          Senior Vice President of Finance,
Charles B. Lingen          Chief Financial Officer, Secretary,
                           Treasurer and Director (principal
                           financial and accounting
                           officer)

GREGORY R. BINKLEY         Executive Vice President,
Gregory R. Binkley         Chief Operating Officer
                           and Director

MARK F. KROGER*            Director                      November 7, 1997
Mark F. Kroger

LEONARD M. PALETZ*         Director
Leonard M. Paletz

WILLIAM T. SENA*           Director
William T. Sena

*By:GARY OLEN
    Gary Olen, Attorney-in-Fact

                             EXHIBIT INDEX

Exhibit

 5.1        Opinion of Chernesky, Heyman & Kress P.L.L.

23.1        Consent of Grant Thornton LLP

23.2        Consent of Chernesky, Heyman & Kress P.L.L. (included in
            Exhibit 5.1)

24.1 Power of attorney of each person who signed this registration statement on behalf of another pursuant to a power of attorney
